                                                                   EXHIBIT 10.28

                        SEPARATION AND RELEASE AGREEMENT

     This Separation and Release Agreement (the "Agreement") is entered into by and between Tamara L. MacDuff (the "Executive") and Brio Software, Inc., a Delaware corporation (the "Company").

     WHEREAS, Ms. MacDuff is employed by the Company; and

     WHEREAS, the Company and Ms. MacDuff have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Ms. MacDuff (collectively referred to as the "Parties") hereby agree as follows:

     1. Termination of Employment. Executive and the Company acknowledge and agree that Executive's employment with the Company shall terminate effective on or before January 31, 2002 (the "Termination Date"). On the Termination Date, Executive will receive a lump sum payment for all unpaid salary, accrued but unused vacation, accrued bonuses, and other wages (including the gross amount of $34,500 (subject to applicable withholding and taxes) in full and complete satisfaction of the Company's obligation to provide Executive a two (2) month sabbatical as described in the Company's recently revised Sabbatical Policy) earned and payable to Executive as of the Termination Date.

     2. Severance Benefits. In partial consideration for Executive's release of claims set forth below and other obligations under this Agreement (including her execution of the Continuing Representations Certificate following the Termination Date within the time period set forth therein), and provided Executive executes and returns this Agreement to the Company within twenty-one
(21) days following her receipt of this Agreement, and provided further that Executive does not revoke either this Agreement or the Continuing Representations Certificate, the Company agrees to provide the following severance benefits to Executive:

          (a) Severance Payments. The Executive shall receive cash severance benefits totaling $190,500 (the "Cash Severance Payment"), which amount shall be payable in equal installments over the thirteen (13) month period commencing with the first regularly scheduled payroll date in April 2002, pursuant to the Company's standard payroll policies and schedule. If the Company effects a Change of Control (as defined below) prior to the payment of the last installment of the Cash Severance Payment (as set forth in this Section 2(a)), then the balance of the Cash Severance Payment will be immediately due and payable in full upon the effective date of the Change of Control,.

          (b) COBRA Reimbursement. Provided the Executive makes a timely and accurate election for continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall reimburse Executive for the applicable premiums for herself (and her eligible dependents, as applicable) for the first nine (9) months following the Termination Date; thereafter, the Executive shall be eligible to continue the COBRA benefits at her own expense in accordance with the Company's policy and applicable law.

          (c) Acceleration of Vesting. The Company shall accelerate the vesting of Option No's. 420, 606, 697, 911, 912, 1262, 1263, 2526, and 2527
(collectively, the "Accelerated Options"), such that, for each Accelerated Option, an additional number of shares of stock equal to the number in which the Executive would have vested under such option if her service continued for an additional twelve (12) months shall immediately vest as of the Termination Date. The Accelerated Options may also be subject to additional acceleration as provided by Section 3(b) below.

          (d) Extension of Exercise Period. The Company shall extend the original post-termination exercise period listed in the Notice of Stock Option Grant applicable to each of the Accelerated Options (in each case, the "Original Period") by an additional twelve (12) months, such that to the extent the Executive has not exercised the Accelerated Options on the twelve (12) month anniversary of the end of the applicable Original Period, the Accelerated Options shall lapse in their entirety. Notwithstanding the foregoing, in no event may the Executive exercise the Accelerated Options later than the respective expiration dates of such options. Executive acknowledges and agrees that any Accelerated Option that qualified as an incentive stock option ("ISO") at time of grant shall only retain its status as an ISO for three (3) months following the Termination Date (to the extent such option, as modified by this Agreement continues to qualify as an ISO) and will thereafter be treated for tax purposes as a non-statutory stock option.

          (e) Voicemail and Email Access. The Company will continue to provide the Executive with a voicemail box on its voicemail system and an email account on its email system through the earlier of the six (6) month anniversary of the Termination Date or the date upon which the Executive secures another job; provided, however, that (A) the Executive's use of the voicemail and email systems shall be appropriate and in accordance with the Company's stated policies, (B) any outgoing voicemail greeting or message does not articulate a continuing employment relationship with the Company and (C) the Company shall issue a mutually acceptable email auto-reply created by the Executive to any sender of email to the Executive informing the sender that Executive is no longer employed by the Company.

          (f) Home Office Equipment. The Executive will retain possession of her home office equipment, including facsimile machine, printer, docking station and laptop computer once they have been reviewed and scrubbed and all proprietary information has been removed by the IT Department.

          (g) Artwork. The Executive will retain possession of the artwork which is displayed in her office as of the Termination Date.

          (h) Extension of Loan Repayment Period. Notwithstanding the original terms listed in the Promissory Note and Pledge and Security Agreement (the "Note") which the Executive executed on December 23, 1996 in connection with her purchase of certain shares underlying Options No's 50, 51 and 130, the Company agrees that the Note will not be due and payable on December 23, 2001 (the "Original Maturity Date") but will instead be due and payable on the twelve (12) month anniversary of the Original Maturity Date, with interest continuing to accrue at a commercial rate of interest as determined as of the Original Maturity Date, compounded annually.

     3. Equity Interests.

          (a) Current Rights. As of the Termination Date, Executive holds the employee stock options described below, subject to the terms of either the Company's 1992 Stock Option Plan (including any amendments pursuant to the Company's Accelerated Option Program) or 1998 Stock Option Plan, and the applicable form of stock option agreement entered into between Executive and the Company (as referenced below and throughout this Agreement as "Option No."). Except as set forth herein, Executive acknowledges that she has no right, title or interest (other than any interests arising by operation of marriage) in or to any shares of the Company's capital stock under any arrangement or agreement (oral or written) with the Company or any other party:

---------------------------------------------------------------------------------------------------------------------------------
                                                           Shares Purchased   Shares Vested as      Shares to be
  Option No.    Plan Year   Grant Date    Shares Granted  as of Termination    of Termination       Accelerated        ISO/NSO
                                                                 Date               Date            pursuant to
                                                                                                    Section 2(c)
---------------------------------------------------------------------------------------------------------------------------------

      50          1992       6/30/1993        20,000            20,000                                                   ISO
---------------------------------------------------------------------------------------------------------------------------------
      51          1992        1/1/94          30,000            30,000                                                   ISO
---------------------------------------------------------------------------------------------------------------------------------
     130          1992        1/1/96          15,000            15,000                                                   ISO
---------------------------------------------------------------------------------------------------------------------------------
     420          1992       11/25/97         2,500               0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     606          1992        4/28/98         2,500               0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     697          1998        9/3/98          20,000              0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     911          1998        4/20/99         13,272              0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     912          1998        4/20/99         6,728               0                                                      NSO
---------------------------------------------------------------------------------------------------------------------------------
     1262         1998        9/2/99          7,134               0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     1263         1998        9/2/99          7,866               0                                                      NSO
---------------------------------------------------------------------------------------------------------------------------------
     1468         1998        2/18/00         2,656               0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     1469         1998        2/18/00         22,344              0                                                      NSO
---------------------------------------------------------------------------------------------------------------------------------
     2526         1998        8/3/00          8,340               0                                                      ISO
---------------------------------------------------------------------------------------------------------------------------------
     2527         1998        8/3/00          41,660              0                                                      NSO
---------------------------------------------------------------------------------------------------------------------------------


          (b) Effect of Termination of Employment in Connection with a Change of Control. If a Change of Control (as defined below) of the Company is publicly announced on or before May 1, 2002, then each of the Accelerated Options will become vested and exercisable as to fifty percent (50%) of the then-unvested shares, after giving effect to the acceleration of vesting provided for in
Section 2(c) of this Agreement, subject to such options as of the Termination Date. A "Change of Control" shall mean a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

     4. Business Expenses. The Company shall reimburse the Executive for all reasonable business expenses incurred by Executive through the Termination Date on or before February 15, 2001, provided that the Executive has delivered an itemized account and appropriate supporting documentation to the Company on or before February 4, 2001 for such expenses, all in accordance with the Company's generally applicable policies.

     5. No Other Payments Due. The Executive and the Company agree that the Company shall pay to the Executive on or before the Termination Date all salary, accrued but unused PTO and other compensation as is then due to the Executive. By executing this Agreement, Executive hereby acknowledges receipt of all such payments as received, or to be received, and acknowledges that, in light of the payment to be made by the Company of all wages due or to become due to Executive, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provided in pertinent part as follows:

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

          No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     6. Mutual Release of Claims. In consideration for the obligations of both parties set forth in this Agreement, Executive and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, parent and subsidiary corporations, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of, shares of stock of the Company;

          (c) any and all claims relating to, or arising from, Executive's right to receive any wages, salary, bonus, commission or other form of compensation;

          (d) any and all claims for wrongful discharge or constructive termination of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

          (e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974 (as amended) as it relates to severance benefits, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, California Labor Code Section 1197.5, and any family and medical leave acts;

          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (g) any and all claims for attorneys' fees and costs.

     The Company and Executive agree that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement. The Parties expressly acknowledge and agree that they will sign the Continuing Representations Certificate, attached hereto as Exhibit B, within twenty-one (21) days following the Termination Date, acknowledging and agreeing that their respective obligations and releases of claims, including but not limited to each of the waivers, releases, warranties and representations contained in Sections 3(a), 5, 6, 7, 8, 9 and 12 of this Agreement, continue to be true and correct statements of fact and that the Parties' rights continue to be as defined by the terms of this Agreement as of such date.

     7. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement (as defined in Section 14(m) below). Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least twenty-one (21) days within which to consider this Agreement; (c) she has seven (7) days following her execution of this Agreement to revoke the Agreement (the "Revocation Period"). This waiver and release shall not be effective until the Revocation Period has expired, and only then if she does not revoke it. In order to revoke this waiver and release, she must deliver to the Company's Chief Executive Officer, by no later than seven
(7) days after she executes this Agreement, a letter stating that she is revoking it. If she does not deliver such a letter, then this waiver and release shall become effective upon expiration of seventh day after she executes the Agreement. Executive understands that if she chooses to revoke this waiver and release within seven (7) days after she signs it, Executive will not receive any severance benefits and the Agreement will have no effect. Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver and release under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

     8. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Executive and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Executive and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     9. Confidentiality Agreement. The Executive has signed a Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") in the form attached hereto as Exhibit C. The Executive hereby represents and warrants to the Company that she has at all times in the past been in compliance with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of Executive's employment relationship with the Company.

     10. Indemnification Agreement; D&O Insurance. The Executive has entered into the Company's standard form of Indemnification Agreement, attached hereto as Exhibit D, and has been registered for coverage under the terms of the Company's directors and officers liability insurance policy with regard to acts or events that occurred during her employment as an officer of the Company. The Executive and the Company acknowledge and agree that the provisions of the Indemnification Agreement shall survive any termination of Executive's employment relationship with the Company, and that nothing in this Agreement, including but not limited to the Release in Section 6 above, shall prevent the Executive from exercising her rights under either the Indemnification Agreement or the directors and officers liability insurance policy.

     11. Legal Fees. In consideration for her execution of and obligations pursuant to this Agreement (and provided she does not revoke this Agreement as set forth in Section 7 above), the Company shall reimburse the Executive for up to a total of $5,000 toward the cost of legal fees incurred in the negotiation of this Agreement. Thereafter, each party to this Agreement shall be responsible for her or its own attorneys' fees.

     12.  Covenants.

          (a) Non-Disparagement. Executive and the Company (the "Parties") agree that they shall continue to conduct themselves in a professional manner and that they will refrain from any disparagement, criticism, defamation, slander of the other Party, or tortious interference with the contracts and relationships of the other Party.

          (b) SEC Reporting. The Executive will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the Securities and Exchange Commission as they relate to required information with respect to the Executive.

          (c) Solicitation of Employees, Consultants and Other Parties. The Executive agrees that for a period of twelve (12) months immediately following the Termination Date, she shall not, either directly or indirectly, solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away, hire, or otherwise engage the services of such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for herself or for any other person or entity. Further, the Executive agrees that she shall not, at any time following Termination Date, use any Confidential Information (as defined in the Confidentiality Agreement) of the Company to attempt to negatively influence any of the Company's clients or customers from purchasing Company products or services or to solicit or influence or to attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

     13.  Successors.

          (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     14.  Miscellaneous Provisions.

          (a) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Executive may receive from any other source.

          (b) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to her at the home address that she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters to the attention of the Chief Executive Officer.

          (c) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Company's Chief Executive Officer. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Whole Agreement. This Agreement, including the exhibits hereto, contain the entire understanding of the Parties with respect to the subject matter hereof. This Agreement supercedes and replaces in its entirety all prior agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement that have been made or entered into by either Party with respect to the subject matter of this Agreement, including, without limitation, the employment agreement executed between the Executive and the Company in November, 1992, and the employment agreement executed by the Executive on June 30, 1993.

          (e) Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (f) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

          (g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (h) No Assignment. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (i) Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Santa Clara, California in accordance with the rule of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The Executive and the Company shall split the cost of the arbitration filing and hearing fees and the cost of the arbitrator to the extent permissible by applicable law. Each party shall bear its own attorney fees, unless otherwise determined by the arbitrator. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules or statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraphs, without breach of this arbitration provision. This Section 12(i) shall not apply to any dispute or claim relating to the Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

          (j) Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (l) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

          (m) Effective Date. This Agreement is effective upon the expiration of the Revocation Period described in Section 7 and such date is referred to herein as the "Effective Date." Notwithstanding the foregoing, if Executive does not sign the Continuing Representations Certificate or revokes her execution of such certificate within seven (7) days following her execution of the Continuing Representations Certificate, Executive shall not be entitled to the benefits set forth in Sections 2 or 3(b) of this Agreement, and the balance of the Agreement, including but not limited to Sections 6 and 7, shall continue in full force and effect.

          (n) Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Executive warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

                            [Signature Page Follows]

Each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth below.


                                                TAMARA L. MACDUFF


                                                /s/ Tamara L. MacDuff
                                                ---------------------
                                                Tamara L. MacDuff

                                                Date:  December 31, 2001


                                                BRIO SOFTWARE, INC.

                                                By: /s/ Craig D. Brennan
                                                    ---------------------

                                                Title: President and CEO

                                                Date:  December 31, 2001